Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-111040

Pricing Term Sheet

Issuer:	Teléfonos de México, S.A. de C.V.
Size:	Ps.4,500,000,000
Maturity:	January 31, 2016
Coupon:	8.75%
Price to Public:	100.00%
Interest Payment Dates:	January 31 and July 31, commencing
July 31, 2006
Ratings:	A2/BBB+
Settlement:	January 31, 2006
Underwriters:	Credit Suisse Securities (USA) LLC,
Deutsche Bank Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.